MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1996-1
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended supplemented, the ("Agreement") as supplemented by the Series 1996-1 Supplement dated as of June 1, 1996 (as amended and supplemented, the "Series Supplement"), between Providian National Bank ("PNB"), formerly known as First Deposit National Bank, Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1996-1 Certificates with respect to the Distribution Date occurring on January 16, 2001, and with respect to the performance of the Trust during the month of December is set forth below. Certain of the information is presented on the basis of an original Principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1996-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Senior  Certificateholders  per $1,000 original certificate principal amount........................$6.115556

     (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original certificate principal amount.................................$6.115556

     (3)  The   amount   set  forth  in  A(1)   above   distributed   to  Senior
          Certificateholders  with  respect to  principal  per  $1,000  original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1996-1
          Certificates

          (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
               Date..............................................$139,561,180.79

          (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the
               Distribution Date...................................$7,255,099.00

          (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
               Date..............................................$590,363,634.22

          (d) The Floating Allocation Percentage with respect to the Series 1996-1 Certificates for the Monthly Period immediately preceding the Distribution Date..................................10.904630%

          (e) The Principal Allocation Percentage with respect to the Series 1996-1 Certificates for the Monthly Period immediately preceding the Distribution Date..................................10.904630%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1996-1 Certificates for the Monthly Period immediately preceding the Distribution
               Date...............................................$16,009,771.83

          (g) The Principal Receivables collected and allocated to the Series 1996-1 Certificates for the Monthly Period immediately preceding the Distribution Date..............................$64,376,968.91

     (2)  Available  Finance  Charge   Collections  and  Reallocated   Principal
          Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and allocated to the Series 1996-1 Certificates........$16,009,771.83

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings allocated to the Series 1996-1 Certificates...$64,889.11

          (c)  Principal Funding Account Investment Proceeds...............$0.00

          (d)  Prefunding Account Investment Proceeds......................$0.00

          (e)  Reserve Account withdrawals, if applicable..................$0.00

          (f)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1996-1 Certificates..................................$0.00

          (g)  Payments,  if  any,  on  deposit  as of  the  Determination  Date received from any Interest Rate Protection Agreements.......$0.00

          (h)  Reallocated Principal Collections...........................$0.00

          (i) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1996-1 (total of (a), (b), (c),
               (d), (e), (f), (g) and (h) above)..................$16,074,660.94

     (3) Available Principal Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Principal  Receivables  collected and allocated to the Series
               1996-1 Certificates................................$64,376,968.91

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1996-1 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement.......$4,570,838.86

          (d)  Reallocated Principal Collections...........................$0.00

          (e)  Available Principal  Collections for Series 1996-1 (total of (a),
               (b) and (c) minus (d) above).......................$68,947,807.77

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)  30-59 days                    $139,448,955
          (b)  60-89 days                      89,100,910
          (c)  90 or more days                158,672,027
                                             ------------
          (d)  Total Delinquencies           $387,221,892

     (5)  Defaulted Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
               Distribution Date..................................$49,046,549.96

          (b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
               Distribution Date...................................$7,130,052.66

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
               Recoveries]........................................$41,916,497.30

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1996-1 Certificates
               (the "Series 1996-1 Defaulted Amount")..............$4,570,838.86

          (e)  The Senior  Defaulted  Amount  [Series  1996-1  Defaulted  Amount
               multiplied by the Senior Percentage]................$3,610,962.70

     (6)  Senior Charge-Offs

          (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections and (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such Senior Defaulted Amount (a
               "Senior Charge-Off")........................................$0.00

          (b) The amount of the Senior Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Senior
               Certificateholder's investment).............................$0.00

          (c)  The total amount  reimbursed on the Distribution  Date in respect of Senior Charge-Offs for prior Distribution Dates..........$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior
               Certificateholder's investment).............................$0.00

          (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

     (7)  Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral
               Defaulted Amount............................................$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated
               Principal Collections.......................................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid
               Required Amount.............................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a), (b)
               and (c).....................................................$0.00

          (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior
               Distribution Dates..........................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution
               Date........................................................$0.00

     (8)  Investor Monthly Servicing Fee

          The amount of the Series 1996-1  Monthly  Servicing Fee payable to the
          Servicer on the Distribution Date........................$1,385,416.67

     (9)  Prefunding Account

          (a)  The Prefunding Account Balance on the Distribution Date.....$0.00

          (b)  The Senior  Percentage of the Prefunding  Account  Balance on the
               Distribution Date...........................................$0.00

          (c)  The Collateral  Percentage of the Prefunding  Account  Balance on
               the Distribution Date.......................................$0.00

     (10) Senior Monthly Interest

          (a)  Senior   Monthly    Interest    payable   on   the   Distribution
               Date................................................$4,589,724.44

     (11) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....$0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January 2003. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)..................................$0.00

     (12) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date...........................................$0.00

     (13) Reserve Account (if applicable)

          (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.........................................N/A

          (b)  The Required  Reserve  Account  Amount,  if any,  selected by the
               Servicer......................................................N/A

C)   Senior Invested Amount

     (1) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance on the date of issuance (the "Senior Initial
          Amount")...............................................$750,500,000.00

     (2) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
          Date...................................................$750,500,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior
          Certificateholder's Certificate by the Pool Factor............1.000000

D)   Collateral Invested Amount

     (1)  The Collateral  Invested  Amount and the Collateral  Percentage of the
          Prefunding Account Balance on the date of issuance.....$199,500,000.00

     (2) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date......................................$199,500,000.00

     (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
          Distribution Date...............................................21.00%

E)   Receivables Balances

     (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period..................................................$8,819,468,465

     (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period....................................................$215,155,812

F)   Annualized Percentages

     (1) The Gross Yield (Available Finance Charge Collections for the Series 1996-1 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1996-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period, multiplied by 12).....................20.30%

     (2) The Net Loss Rate (the Series 1996-1 Defaulted Amount for the preceding Monthly Period divided by the Invested Amount of the Series 1996-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period, multiplied by 12)...........................................................5.77%

     (3)  The  Portfolio  Yield (the Gross Yield minus the Net Loss Rate for the
          Series 1996-1 Certificates for the preceding Monthly Period)....14.53%

     (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period with respect to the related Distribution Date, divided by the Invested Amount of the Series 1996-1 Certificates and the Prefunding Account Balance, if any, as of the last day of the next preceding Monthly Period, multiplied by 12)......................9.44%

     (5)  The Net Spread (the Portfolio Yield minus the Base Rate for the Series
          1996-1 Certificates for the preceding Monthly Period)............5.09%

     (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of
          Receivables  in the  Trust as of the  last  day of the next  preceding
          Monthly Period)..................................................8.26%

G)   Series 1996-1 Information for the Last Three Distribution Dates

     (1)  Gross Yield

          (a)  01/16/01                      20.30%
          (b)  12/15/00                      19.92%
          (c)  11/15/00                      22.06%

     (2)  Net Loss Rate

          (a)  01/16/01                       5.77%
          (b)  12/15/00                       5.98%
          (c)  11/15/00                       6.37%

     (3)  Net Spread (Portfolio Yield Minus Base Rate)

          (a)  01/16/01                       5.09%
          (b)  12/15/00                       5.05%
          (c)  11/15/00                       6.80%

          Three Month Average                 5.65%

     (4)  Monthly Payment Rate

          (a)  01/16/01                       8.26%
          (b)  12/15/00                       8.29%
          (c)  11/15/00                       9.16%

                                             PROVIDIAN NATIONAL BANK
                                             Servicer


                                             By:    /s/ Daniel Sanford
                                                  ------------------------------
                                             Name:  Daniel Sanford
                                             Title: Senior Vice President